Exhibit 10.4

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of November 4, 2009 (this “Amendment No. 1”) to the Term Loan Agreement dated as of October 12, 2007, as amended and restated as of March 12, 2008, and as otherwise modified and supplemented as in effect on the date hereof (the “Term Loan Agreement”) among CDW Corporation, an Illinois corporation (successor by merger to VH MergerSub, Inc.) (“CDW” or the “Borrower”), the Lenders party thereto (collectively the “Lenders” and, individually, a “Lender”), Morgan Stanley Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as Administrative Agent, and Morgan Stanley & Co. Incorporated (as successor to Lehman Commercial Paper Inc.), as Collateral Agent.

The Borrower and the Lenders party hereto wish to amend the Term Loan Agreement in certain respects and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined are used herein as defined in the Term Loan Agreement (as amended hereby).

Section 2. Amendments. Effective as provided in Section 4 hereof, the Term Loan Agreement shall be amended as follows:

2.01. References in the Term Loan Agreement (including references to the Term Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Term Loan Agreement as amended hereby.

2.02. The Term Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Term Loan Agreement attached as Annex A hereto.

Section 3. Confirmation of Security Interest. The Borrower, by its execution of this Amendment No. 1, hereby confirms and ratifies that all of its obligations as a “Grantor” under the Security Documents to which it is a party shall continue in full force and effect for the benefit of the Agents and the Lenders with respect to the Term Loan Agreement as amended hereby. The Borrower, by its execution of this Amendment No. 1, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent for the benefit of the Lenders and the Agents with respect to the Term Loan Agreement as amended hereby.

Section 4. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof shall become effective on the date upon which each of the following conditions is satisfied:

(a) Amendment No. 1. This Amendment No. 1 shall have been duly executed and delivered by the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders and acknowledged by the Administrative Agent.

(b) Fees. The Administrative Agent shall have received (1) for the account of each Lender that has approved this Amendment No. 1 at or prior to 5:00 p.m., New York City time, on October 30, 2009, an amendment fee in an amount equal to 0.05% of the outstanding principal amount of the Term Loans owned by such Lender at such time and (2) all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced at least one Business Day prior to the date hereof, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(c) Certificates, Corporate Documents and Legal Opinions.

(1) The Administrative Agent shall have received (i) (A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization or a certificate of the Secretary or Assistant Secretary of such Loan Party dated as of the date hereof and certifying that the certificate or articles of incorporation or organization, including all amendments thereto, of such Loan Party delivered pursuant to Section 4.02(c) of the Term Loan Agreement have not been modified, rescinded or amended and are in full force and effect, and (B) a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated as of the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the date hereof or that the by-laws or operating (or limited liability company) agreement of such Loan Party delivered pursuant to Section 4.02(c) of the Term Loan Agreement have not been modified, rescinded or amended and are in full force and effect and (B) that the certificate or articles of incorporation or organization of such Loan Party, if delivered pursuant to clause (i) above, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above.

(2) The Administrative Agent shall have received a certificate, dated as of the date hereof and signed by a Financial Officer of the Borrower, certifying compliance with the conditions precedent set forth in Section 4.01(b) and 4.02(i) of the Term Loan Agreement.

(3) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, addressed to the Administrative Agent and the Lenders, and of such other counsel to the Loan Parties satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Section 5. Miscellaneous. Except as herein provided, the Term Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC,
as Administrative Agent and as a Lender

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

CDW CORPORATION,
as Borrower

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

By its signature below, the undersigned hereby consents to the foregoing Amendment No. 1 to the Term Loan Agreement and hereby confirms that all of its obligations under each Security Document (as defined in the Term Loan Agreement) shall continue unchanged and in full force and effect for the benefit of the Agents and the Lenders with respect to the Term Loan Agreement as amended by said Amendment No. 1.

VH HOLDINGS, INC.,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

CDW DIRECT, LLC,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

CDW GOVERNMENT, INC.,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

BERBEE INFORMATION NETWORKS CORPORATION,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

CDW LOGISTICS, INC.,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

CDW CORPORATION,
as a Guarantor

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Title:	Senior Vice President and Chief Financial Officer

FORESIGHT TECHNOLOGY GROUP, INC. ,
as a Guarantor

By:	/s/ Christine A. Leahy
Name:	Christine A. Leahy
Title:	Secretary

AF III US BD Holdings L.P.,
as a Lender

By:	/s/ Matt Cwiertnia
Name:	Matt Cwiertnia

ARES ENHANCED LOAN INVESTMENT STRATEGY III, LTD.,
as a Lender

ARES ENHANCED LOAN INVESTMENT STRATEGY III, LTD.

By:	ARES ENHANCED LOAN MANAGEMENT III, L.P.

By:	ARES ENHANCED LOAN III GP, LLC, ITS GENERAL PARTNER

By:	ARES MANAGEMENT LLC, ITS MANAGER

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

ARES IIIR/IVR CLO LTD.,
as a Lender

ARS IIIR/IVR CLO LTD.

By:	ARES CLO MANAGEMENT IIIR/IVR, L.P.

By:	ARES CLO GP IIIR/IVR, LLC, ITS GENERAL PARTNER

By:	ARES MANAGEMENT LLC, ITS MANAGER

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

Ares VIR CLO Ltd.,
as a Lender

Ares VIR CLO Ltd.

By:	Ares CLO Management VIR, L.P., Investment Manager

By:	Ares CLO GP VIR, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

Ares VR CLO Ltd.,
as a Lender

Ares VR CLO Ltd.

By:	Ares CLO Management VR, L.P., Investment Manager

By:	Ares CLO GP VR, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

Banc Investment Group, LLC, as Agent for Pacific Coast Bankers’ Bank,
as a Lender

By:	/s/ Allen Szutkowski
Name:	Allen Sztukowski
Title:	Chief Compliance Officer

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Barnes
Name:	Jonathan M. Barnes
Title:	Vice President

Barclays Bank, PLC,
as a Lender

By:	/s/ Dan Picard
Name:	Dan Picard

Canpartners Investments IV, LLC,
as a Lender

By:	Canpartners Investments IV, LLC, a California limited liability company

By:	/s/ Jonathan Kaplan
Name:	Jonathan Kaplan
Title:	Authorized Signatory

Canyon Capital CLO 2004-1, Ltd.,
Canyon Capital CLO 2006-1, Ltd., AND
Canyon Capital CLO 2007-1, Ltd.,
as a Lender

By:	Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

By:	/s/ Jonathan Kaplan
Name:	Jonathan Kaplan
Title:	Authorized Signatory

Canyon Special Opportunities Master Fund (Cayman), Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability, as a Lender

By:	Canyon Capital Advisors LLC, a Delaware limited liability company, its Investment Advisor

By:	/s/ Jonathan Kaplan
Name:	Jonathan Kaplan
Title:	Authorized Signatory

CCP Acquisition Holdings, LLC,
as a Lender

By:	/s/ Richard J. Grissinger
Name:	Richard J. Grissinger

CCP Credit Acquisition Holdings, LLC,
as a Lender

By:	/s/ Richard J. Grissinger
Name:	Richard J. Grissinger

COA CLO Financing Ltd.,
as a Lender

By:	FS COA Management, LLC, as Portfolio Manager

By:	/s/ John W. Fraser
Name:	John W. Fraser
Title:	Manager

Concerto Credit Opportunity Master Fund I LP,
as a Lender

By:	/s/ J. Matt MacIver
Name:	J. Matt MacIver

Cortina Funding,
as a Lender

By:	/s/ Arlene Arellano
Name:	Arlene Arellano
Title:	Authorized Signatory

Credos Floating Rate Fund, L.P.

By:	Shenkman Capital Management, Inc., its General Partner

By:	/s/ Richard H. Weinstein
Name:	Richard H. Weinstein
Title:	Executive Vice President

Dalton Investments, on behalf of 2B LLC,
as a Lender

By:	/s/ Steve Persky
Name:	Steve Persky

Deutsche Bank AG New York Branch,
as a Lender

By:	DB Services New Jersey, Inc.

By:	/s/ Edward Schaffer
Name:	Edward Schaffer
Title:	Vice President

By:	/s/ Deirdre D. Cesario
Name:	Deirdre D. Cesario
Title:	Assistant Vice President

Fraser Sullivan CLO I Ltd.,
as a Lender

By:	Fraser Sullivan Investment Management, LLC, as Collateral Manager

By:	/s/ John W. Fraser
Name:	John W. Fraser
Title:	Managing Partner

Fraser Sullivan CLO II Ltd.,
as a Lender

By:	Fraser Sullivan Investment Management, LLC, as Collateral Manager

By:	/s/ John W. Fraser
Name:	John W. Fraser
Title:	Managing Partner

Fusion Funding, Ltd.,
as a Lender

By:	/s/ Marie G. Mollo
Name:	Marie G. Mollo
Title:	Duly Authorized Signatory, as Servicer for Fusion Funding, Ltd.

GENERAL ELECTRIC PENSION TRUST,
as a Lender

By:	GE Capital Debt Advisors, LLC, as Collateral Manager

By:	/s/ Kathleen Brooks
Name:	Kathleen Brooks
Title:	Authorized Signatory

Icahn Partners LP,
as a Lender

By:	/s/ Keith Cozza
Name:	Keith Cozza

Icahn Partners Master Fund LP,
as a Lender

By:	/s/ Keith Cozza
Name:	Keith Cozza

Icahn Partners Master Fund II L.P.,
as a Lender

By:	/s/ Keith Cozza
Name:	Keith Cozza

Icahn Partners Master Fund III L.P.,
as a Lender

By:	/s/ Keith Cozza
Name:	Keith Cozza

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ John G. Kowalczuk
Name:	John G. Kowalczuk
Title:	Executive Director

KKR Debt Investors II (2006) (Ireland) L.P.,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

KKR FI Partners I L.P.,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

KKR Financial CLO 2005-2 Ltd,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

KKR Financial CLO 2006-1 Ltd,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

KKR Financial CLO 2007-1 Ltd,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

KKR Financial CLO 2007-A Ltd,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

Meritage Fund Ltd,
as a Lender

By:	/s/ David Zierk
Name:	David Zierk
Title:	Vice President

MFP Partners, L.P.,
as a Lender

By:	/s/ Timothy E. Lodin
Name:	Timothy E. Lodin
Title:	General Counsel

NCM FSIM 2008-1 LLC,
as a Lender

By:	/s/ Sean Cheramie
Name:	Sean Cheramie
Title:	Authorized Signatory

OLYMPIC CLO I LTD,
as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President, Churchill Pacific Asset Management

Oregon Public Employees Retirement Fund,
as a Lender

By:	/s/ Mark Casanova
Name:	Mark Casanova
Title:	Authorized Signatory

Portillo Funding,
as a Lender

By:	/s/ Irfan Ahmend
Name:	Irfan Ahmed
Title:	Authorized Signatory

Redwood Master Fund, Ltd,
as a Lender

By:	/s/ Rich Barrera
Name:	Rich Barrera
Title:	Principal, Redwood Capital Management, LLC, as Investment Manager

SAN GABRIEL CLO I LTD,
as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President, Churchill Pacific Asset Management

SHASTA CLO I LTD,
as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President, Churchill Pacific Asset Management

SHASTA CLO II LTD,
as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President, Churchill Pacific Asset Management

Silver Lake Credit Fund, L.P.,
as a Lender

By:	Silver Lake Financial Associates, L.P., its general partner

By:	/s/ Roger Wittlin
Name:	Roger Wittlin
Title:	Managing Director

SL Capital Appreciation Fund, L.L.C.,
as a Lender

By:	/s/ Roger Wittlin
Name:	Roger Wittlin
Title:	Managing Director

SLP III CAYMAN DS V, LLC.,
as a Lender

By:	Silver Lake Partners III, L.P., a managing member

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Managing Member

By:	Silver Lake Technology Investors III, L.P., a managing member

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Managing Member

SLP III CAYMAN DS III, LTD.,
as a Lender

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Director

STICHTING DEPOSITARY APG FIXED INCOME CREDITS POOL,
as a Lender

By:	apg Asset Management US Inc.

By:	/s/ Michael Leiva
Name:	Michael Leiva
Title:	Portfolio Manager

Tavitian Foundation Inc.

By:	Shenkman Capital Management, Inc., as Investment Manager

By:	/s/ Richard H. Weinstein
Name:	Richard H. Weinstein
Title:	Executive Vice President

Westbrook CLO, Ltd.

By:	Shenkman Capital Management, Inc., as Investment Manager

By:	/s/ Richard H. Weinstein
Name:	Richard H. Weinstein
Title:	Executive Vice President

WHITNEY CLO I LTD,
as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President, Churchill Pacific Asset Management

Each of the persons listed on Annex A Severally but not jointly as Lender

By:	Wellington Management Company, LLP as investment adviser

By:	/s/ Donald M. Caiazza
	Name:	Donald M. Caiazza
	Tide:	Vice President and Counsel

Annex A

Hiscox Insurance Company (Bermuda) Ltd

Hiscox Syndicate 33

Max Bermuda Ltd.

Stellar Performer Global Series W - Global Credit

SunAmerica Senior Floating Rate Fund, Inc.

Symetra Life Insurance Company

UMC Benefit Board, Inc.

United America Indemnity, Ltd

Wellington Trust Company, National Association Multiple Common Trust Funds Trust-

Opportunistic Fixed Income Allocation Portfolio

Wellington Trust Company, National Association Multiple Common Trust Funds Trust,

Opportunistic Investment Portfolio

CATERPILLAR INC. MASTER RETIREMENT TRUST, as a Lender

By:	DDJ Capital Management, LLC, on behalf of Caterpillar Inc. Master Retirement Trust, in its capacity as investment manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

DDJ HIGH YIELD FUND, as a Lender

By:	DDJ Capital Management, LLC, its attorney-in-fact*

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

* The execution of this agreement shall not bind the Trustee, Manager or any Unit Holder of DDJ High Yield Fund and recourse shall be limited to the Trust Property (each such term as defined in the trust agreement governing the DDJ High Yield Fund).

DDJ CAPITAL MANAGEMENT GROUP TRUST, as a Lender

By:	DDJ Capital Management, LLC, as attorney-in-fact

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

STICHTING PENSIOENFONDS HOOGOVENS, as a Lender

By:	DDJ Capital Management, LLC, on behalf of Stichting Pensioenfonds Hoogovens, in its capacity as Manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

HOUSTON MUNICIPAL EMPLOYEES PENSION SYSTEM, as a Lender

By:	DDJ Capital Management, LLC, in its capacity as Manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

STICHTING BEWAARDER INTERPOLIS PENSIOENEN GLOBAL HIGH YIELD POOL, as a Lender

By:	Syntrus Achmea Asset Management, as asset manager

By:	DDJ Capital Management, LLC, as subadviser

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

STICHTING PENSIOENFONDS VAN DE METALEKTRO (PME) (f/k/a Stichting Bedrijfstakpensioenfonds voor de Metalektro), as a Lender

By:	DDJ Capital Management, LLC, in its capacity as Manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

STICHTING PENSIOENFONDS METAAL EN TECHNIEK, as a Lender

By:	DDJ Capital Management, LLC, in its capacity as Manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

STICHTING PENSIOENFONDS VOOR FYSIOTHERAPEUTEN, as a Lender

By:	DDJ Capital Management, LLC, in its capacity as investment manager

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

Annex A

TERM LOAN AGREEMENT dated as of March 12, 2008 (this “Agreement”), among CDW CORPORATION, an Illinois corporation (the “Company” or the “Borrower”)), the Lenders (as defined herein), ~~LEHMAN COMMERCIAL PAPER~~MORGAN STANLEY SENIOR FUNDING, INC. (“~~LCPI~~Morgan Stanley”), as Administrative Agent and Collateral Agent (in each case, as defined herein) for the Lenders (as defined herein), ~~LEHMAN BROTHERS INC. and~~ J.P. MORGAN SECURITIES INC., as joint lead arrangers (the “Arrangers”) and joint bookrunners for the Term Loan Facility (as defined herein), MORGAN STANLEY SENIOR FUNDING, INC. as co-syndication agent and joint bookrunner, DEUTSCHE BANK SECURITIES INC. as co-syndication agent and joint bookrunner and JPMORGAN CHASE BANK, N.A., as co-syndication agent. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

The Borrower is party to the Term Loan Agreement dated as of October 12, 2007 (the “Existing Term Loan Agreement”) with VH MergerSub, Inc., an Illinois corporation (“Merger Sub”), (which on the Closing Date was merged with and into) the Company, ~~Lehman Commercial Paper~~Morgan Stanley Senior Funding, Inc., as Administrative Agent~~-and~~, Morgan Stanley & Co. Incorporated, as Collateral Agent, ~~Lehman Brothers Inc. and~~ J.P. Morgan Securities Inc., as ~~joint~~ lead arrangers and joint bookrunners, Morgan Stanley Senior Funding, Inc. as co-syndication agent and joint bookrunner, Deutsche Bank Securities Inc. as co-syndication agent and joint bookrunner, JPMorgan Chase Bank, N.A., as co-syndication agent, and several banks and other financial institutions or entities parties as lenders thereto.

The parties to the Existing Term Loan Agreement have agreed to amend the Existing Term Loan Agreement in certain respects and to restate the Existing Term Loan Agreement as so amended as provided in this Agreement.

Accordingly, the parties hereto agree that on the Amendment Closing Date (as defined below) $190,000,000 of Senior Subordinated Bridge Loans shall be prepaid notwithstanding anything to the contrary contained in Section 6.03 hereof and the Existing Term Loan Agreement shall be amended and restated to read as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administration Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Agent” shall mean ~~LCPI~~Morgan Stanley, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender hereunder.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement Currency” shall have the meaning specified in Section 9.15(d).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Amendment Closing Date” shall mean the date on which the conditions precedent set forth in Section 4.03 shall have been satisfied.

“Applicable Percentage” shall mean, for any day, with respect to any Eurodollar Term Loan and any ABR Term Loan, the applicable percentage per annum set forth below under the caption “Eurodollar Rate Spread” and “ABR Rate Spread”, as the case may be (based upon the Senior Secured Leverage Ratio as of the relevant date of determination):

Total Senior Secured Leverage Ratio	Eurodollar Rate Spread	ABR Rate Spread
Category 1 Greater than 4.00 to 1.00	~~3.00~~4.00%	~~2.00~~3.00%

Category 2 Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	~~2.75~~3.75%	~~175~~2.25%

Total Senior Secured Leverage Ratio	Eurodollar Rate Spread	ABR Rate Spread
Category 3 Less than or equal to 3.50 to 1.00	~~2.50~~3.50%	~~150~~2.50%

Each change in the Applicable Percentage resulting from a change in the Senior Secured Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the Section 5.04 Financials and the related Pricing Certificate covering a period that includes the first fiscal quarter of the Borrower ended after the Closing Date, the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required thereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default continues, after which the Category shall be otherwise as determined as set forth above).

“Arranger~~s~~” shall have the meaning assigned to such term in the preamble.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.

“Borrower” shall mean (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after consummation of the Merger, the Company.

“Borrowing” shall mean Term Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Term Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, if such day relates to any interest rate settings as to a Eurodollar Term Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Term Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Term Loan, such day shall be a day on which dealings in deposits in dollars are conducted by and between banks in the London interbank eurodollar market.

(h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;

(i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(j) [Intentionally Reserved]

(k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s;

(l) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (k) above; and

(m) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (1) or other high quality short term in-vestments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Pooling Arrangements” shall mean a deposit account arrangement among a single depository institution, the Borrower and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by the Borrower and such Foreign Subsidiaries for cash management purposes.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender becomes a party to this Agreement.

A “Change of Control” shall be deemed to have occurred if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if, ~~(i)~~ at any time ~~prior to the consummation of a Qualified Public Offering,~~ and for any reason whatsoever,

(~~A~~i) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower ~~or~~

~~(B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of the Borrower having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of the Borrower having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934,,~~ or

~~(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever,~~(ii) (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than ~~the greater of (x) 35% of outstanding Equity Interests of the Borrower having ordinary voting power and (y)~~ the percentage of the then outstanding Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of the Borrower shall consist of the Continuing Directors; or

(b) ~~any change in control (or similar event, however denominated) with respect to the Borrower or any Restricted Subsidiary shall occur under and as defined in (i) the Specified Senior Indebtedness Documentation to the extent the Specified Senior Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary or (ii) the Specified Senior Subordinated Indebtedness Documentation to the extent the Specified Senior Subordinated Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary; or(c)~~ at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly or indirectly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Borrower.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean October 12, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created by any Security Document.

“Collateral Agent” shall mean ~~LCPI~~Morgan Stanley & Co. Incorporated, in its capacity as collateral agent for the Secured Parties, and shall include any successor collateral agent appointed pursuant to Article VIII.

“Company” shall have the meaning assigned to such term in the preamble.

such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) [Intentionally Reserved]

(viii) other than for the purpose of determining the amount available for Restricted Payments under paragraph (b) of the definition of Restricted Payment Applicable Amount, the amount of management, monitoring, consulting, transaction and advisory fees, reasonable and ~~related, expenses~~documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor paid in such period to the Sponsor to the extent otherwise permitted under Section 6.06 deducted (and not added back) in computing Consolidated Net Income; plus

(ix) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(x) (A) non-cash compensation or other expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or as a result of the Krasny Plan and (B) other costs or expenses deducted (and not added back) in computing Consolidated Net Income pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus

(xi) [Intentionally Reserved]; plus

(xii) the amount of net cost savings and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings and/or acquisition synergies had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition ~~or disposition~~ by the Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings and/or acquisition synergies are reasonably identifiable~~-and~~, factually supportable and expected to have continuing effect (in each case as determined in accordance with Article 11 of Regulation S-X under the Securities Act certified by the chief financial officer of the Borrower in a. certificate delivered to the Administrative Agent), (B) such actions are taken within 18 months after the Closing Date or the date of such acquisition ~~or disposition~~ and (C) the aggregate amount of cost savings and/or acquisition synergies added pursuant to this clause (xii) of the definition of EBITDA for any period with respect to a particular acquisition shall not exceed an amount equal to ~~the greater of (x) $50,000,000 and (y) 10% of EBITDA of the Borrower~~10% of the EBITDA of the Person acquired in accordance with the terms of this Agreement but not subsequently so disposed of (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to this clause (xii) or clause (xiii) of the definition of EBITDA) for the period of four consecutive fiscal quarters most recently ended prior to the determination date ~~(without giving effect to any adjustments pursuant to this clause (xii))~~; plus

(xiii) any net after-tax non-recurring, extraordinary or unusual gains or losses (less all fees and expenses relating thereto) or expenses; plus

(xiv) to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus

(xv) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus

(xvi) any non-cash increase (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or (B) in expenses due to purchase accounting associated with the Transactions or any future acquisitions; plus

(xvii) the amount of loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(ii) any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,

(iii) the cumulative effect of a change in accounting principles during such period, plus or minus, as applicable,

(iv) any net gain or loss from disposed or discontinued operations and any net gains or losses on disposal of disposed, abandoned or discontinued operations, plus or minus, as applicable,

(v) the amount of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, plus or minus, as applicable, and

(vi) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP.

~~For~~Solely for purposes of (i) determining compliance with the financial covenant set forth in Section 6.11 and ~~for~~(ii) any other provision of this Agreement that utilizes a calculation of EBITDA, any cash equity contribution (other than Disqualified Stock) to the Borrower (or to Holdings ~~to be~~that is contributed to the Borrower as a cash equity contribution (other than Disqualified Stock)), on or after the first day of any fiscal quarter and prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter (it being understood that each such contribution shall be credited with respect to only one fiscal quarter; provided that such credit shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included) will, at the request of the Borrower, be deemed to increase, dollar for dollar, EBITDA for such fiscal quarter for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”).

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Total Net Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 5.50 to 1.00 but greater than 4.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25%, and (b) less than or equal to 4.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.

“Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment or natural resources, or to human health and safety as it relates to protection from environmental hazards.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investment” shall have the meaning assigned to such term in the recitals.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-4 or S-8;

(b) issuances to the Borrower or any subsidiary of the Borrower; and

(c) any such public or private sale that constitutes an Excluded Contribution.

funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.

“Foreign Subsidiary” shall mean, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.

“GAAP” shall mean United States generally accepted accounting principles.

“Government Securities” shall mean securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall ~~have the meaning assigned to such term in the recitals and shall include any successors to such Person or assigns~~mean VH Holdings. Inc.

“Immaterial Subsidiary” shall mean each of the Restricted Subsidiaries of the Borrower for which (a) (i) the assets of such Restricted Subsidiary constitute less than 2.5% of the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) the EBITDA of such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case that has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (or, on the Closing Date, listed on Schedule 1.01(d)) other than any such Restricted Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent.

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.22(b).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(b).

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Indebtedness” shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments;

(iii) evidenced by letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iv) Capitalized Lease Obligations;

(v) representing the balance deferred and unpaid of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed; or

(vi) representing any Hedging Obligations;

(ii) the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as reasonably determined in good faith by the Borrower.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.15(d).

“Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.

“Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing and all documentation delivered pursuant thereto.

“Krasny Plan” shall mean the MPK Coworker Incentive Plan II, as in effect on the Closing Date.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

~~“LCPI” shall have the meaning assigned to such term in the preamble.~~

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.

“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).

“Loan Documents” shall mean this Agreement, the Security Documents, and the Notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) on or prior to the Closing Date, a Target Material Adverse Effect and (b) after the Closing Date a material adverse effect (i) on the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) on any material rights and remedies of the Administrative Agent and the Lenders under any Loan Document, taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Term Loans), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $80,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger, as contemplated by the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of May 29, 2007 among Holdings, Merger Sub and the Company.

“Merger Sub” shall have the meaning assigned to such term in the preamble.

“Minimum Threshold” means (a) in the case of ABR Term Loans, $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) in the case of Eurodollar Term Loans denominated in dollars, $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Morgan Stanley” shall have the meaning assigned to such term in the preamble.

“Mortgaged Properties” shall mean each parcel of fee owned real property located in the United States with a book value in excess of $5,000,000 and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10 to secure the Secured Obligations.

“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property of a Loan Party, together with its interest in such fee owned real property, to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).

“Net Cash Proceeds” shall mean (a) with respect to any Disposition or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.

“Parent” shall mean a Person formed for the purpose of owning all of the Equity Interests, directly or indirectly, of Holdings.

“Participating Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Participation Portion” shall have the meaning assigned to such term in Section 2.22(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).

“Perfection Certificate” shall mean a perfection certificate executed by the Loan Parties in a form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Asset Swap” shall mean, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Borrower or any of its Restricted Subsidiaries and another Person.

“Permitted Investments” shall mean:

(a) any Investment in the Borrower or any of its Restricted Subsidiaries; provided that the fair market value of all Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to this clause (a) shall not exceed the sum of (i) $100,000,000 and (ii) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (a)) pursuant to Section 2.13(a) and which are not used for purposes of clause (1) below (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(s) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(t) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Borrower or any of its subsidiaries that were issued in connection with the financing of such assets, so long as the Borrower or any such subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(u) deposits made by the Borrower and Foreign Subsidiaries in Cash Pooling Arrangements; and

(v) extensions of trade credit in the ordinary course of business.

“Permitted Investors” shall mean (a) the Sponsor, (b) any Person who is an officer or otherwise a member of management of the Parent or any of its subsidiaries on or after the Closing Date;. (c) any Related Entity of any of the foregoing Persons ~~and (d~~, (d) Silver Lake Partners III, L.P. and any of its Affiliates., (e) Ares Corporate Opportunities Fund III, L.P. and any of its Affiliates and (f) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (a), (b) ~~or~~, (c) ~~above~~ (subject, in the case of officers, to the foregoing limitation), (d) or (e) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent or any of its direct or indirect parent entities held by such “group~~,” and provided further, that, in no event shall the Sponsor own a lesser percentage of voting stock than any other person or group referred to in clauses (b), (c) or (d)~~”~~.~~

“Permitted Liens” shall mean, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 45 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Entity” shall mean (a) with respect to Madison Dearborn Partners, LLC and Providence Equity Partners, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC or Providence Equity Partners, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Borrower or its subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Remaining Incremental Term Loans” shall have the meaning assigned to such term Section 2.22(a).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Term Loan Commitments representing more than 50% of the sum of all Term Loans and Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” of any Person shall mean any Financial Officer or any executive vice president, senior vice president, vice president, secretary or assistant secretary of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.

“Restricted Cash” shall mean cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower or that are classified as “restricted cash” on the consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

(c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Specified Senior Indebtedness or any Subordinated Indebtedness other than: (i) Indebtedness permitted under Section 6.01(b)(vii); or

(ii) the purchase, repurchase or other acquisition of any Specified Senior Indebtedness or Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year (or, in the case of the Specified Senior Indebtedness, 9 months) of the date of purchase, repurchase or acquisition; or

(d) the making of any Restricted Investment.

“Restricted Payment Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to the sum (without duplication) of:

(a) ~~$100 000 000;-~~ [Intentionally Reserved]:

(b) an amount~~, not less than zero,~~ determined on a cumulative basis equal to ~~that portion~~50% of Excess Cash Flow (or, for each such year Excess Cash Flow is a negative number, 100% of such Excess Cash Flow) for each fiscal year of the Borrower ended on or after

December 31, 2008 and prior to the Reference Time ~~multiplied~~ by ~~100% minus the ECF Percentage for the relevant, fiscal year~~; provided that. both before and immediately after giving effect to any Restricted Payment made with such amount. the Senior Secured Leverage Ratio would be less than or equal to 5.75: 1.00; plus

(c) 100% of the aggregate net cash proceeds ~~and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property~~ received by the Borrower or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary) since immediately after the Closing Date (other than (i) to the extent used to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03(b), (ii) Specified Equity Contributions and (iii) net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A)) from the issue or sale of:

(i) (A) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds ~~and the fair market value, as reasonably determined in good faith by the Borrower, of marketable securities or other property~~ received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Borrower, Restricted Subsidiaries and any direct or indirect parent company of the Borrower, after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and

(y) Designated Preferred Stock;

(B) to the extent such net cash proceeds ~~or other property~~ are actually contributed to the capital of the Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii) debt of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or a direct or indirect parent company of the Borrower; or

(iii) Disqualified Stock of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Borrower;

provided, however, that this paragraph (c) shall not include the proceeds from (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

(d) 100% of the aggregate amount of cash ~~and the fair market value, as reasonably determined in good faith by the Borrower, of marketable securities or other property~~ contributed to the capital of the Borrower following the Closing Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi)(A), (ii) to the extent applied to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03(b), (iii) by a Restricted Subsidiary, (iv) Specified Equity Contributions and (v) any Excluded Contributions); plus

(e) 100% of the aggregate amount received in cash ~~and the fair market value, as reasonably determined in good faith by the Borrower, of marketable securities or other property received~~ by the Borrower or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower) of, or interest, returns, profits, distribution, income or similar amounts in respect of, Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or

(ii) the sale or other disposition (other than to the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower) of the stock of an Unrestricted Subsidiary (other than ~~to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or~~ to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Closing Date; plus

(f) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as reasonably determined by the Borrower in good faith or if such fair market value may exceed $35,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than ~~an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or~~ to the extent such Investment constituted a Permitted Investment.

“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Agreement” shall mean the Revolving Loan Credit Agreement dated as of October 12, 2007 among MergerSub, the Company, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, Morgan Stanley Senior Funding, Inc. and Deutsche Bank Securities Inc., as co-syndication agent and joint bookrunner, and Lehman Brothers Inc., as co-syndication agent.

“Revolving Credit Documents” shall mean the “Loan Documents” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Facility” shall mean the asset backed revolving credit facility made available to the Borrower pursuant to the Revolving Credit Agreement.

“Revolving Credit Facility Collateral” shall mean the “Collateral” as defined in the Revolving Credit Agreement as in effect on the date hereof.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Sections 5.04(a) and (b).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” shall mean the Mortgages, Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and the Perfection Certificate and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09, or 5.10.

“Senior Bridge Loan Agreement” shall mean the senior unsecured increasing rate term loan agreement entered into as of the Closing Date by and among the Borrower; Holdings; the Subsidiary Guarantors party thereto; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders from time to time party thereto, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals or restatements thereof.

“Senior Bridge Loans” shall mean up to $1,190,000,000 aggregate principal amount of senior unsecured increasing rate term loans made available to the Borrower under the Senior Bridge Loan Agreement.

“Senior Notes” shall mean up to $1,190,000,000 aggregate principal amount of (i) the Senior Exchange Notes due 2015 of the Borrower issued in exchange for Senior Bridge Loans and/or (ii) the Senior Notes due 2015 of the Borrower.

“Senior Secured Leverage Ratio” shall mean, as of any date, the ratio of (i) (A)Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date that is not contractually subordinated in right of payment to other Indebtedness and that is secured by a Lien on property of the Borrower or any of its Restricted Subsidiaries, including all Capital Lease Obligations, at such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent~~; provided that (i) the calculation of Consolidated Indebtedness shall be determined after giving effect to the application of any Specified Equity Contribution proceeds that are applied to the repayment of Consolidated Indebtedness and (ii) the calculation of clause (B) hereof shall be determined after giving effect to any increase in the amount of Cash or Cash Equivalents that has resulted from a Specified Equity Contribution to the extent not applied to the repayment of Consolidated Indebtedness~~.

“Termination Date” shall mean the date upon which all Term Loan Commitments have terminated and the Term Loans, together with all interest, the Administration Fee and other non-contingent Obligations, have been paid in full in cash.

“Title Company” shall mean any title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.

“Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated.

“Total Net Leverage Ratio” shall mean, as of any date, the ratio of (i) (A) Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent~~; provided that(i)the calculation of Consolidated Indebtedness shall be determined after giving effect to the application of any Specified Equity Contribution proceeds that are applied to the repayment of Consolidated Indebtedness and (ii) the calculation of clause (B) hereof shall be determined after giving effect to any increase in the amount of Cash or Cash Equivalents that has resulted from a Specified Equity Contribution to the extent not applied to the repayment of Consolidated Indebtedness~~.

“Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by the Sponsor, the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), the Sponsor Management Agreement, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the Merger, (b) the Equity Investment, (c) the funding of the Specified Senior Indebtedness, (d) the funding of the Specified Senior Subordinated Indebtedness, (e) the funding of the Term Loans and the other transactions contemplated by this Agreement and the other Loan Documents, (f) the consummation of the refinancing of the Existing Debt as contemplated by Sections 4.02(l), (g) the execution and delivery of the Revolving Credit Agreement and the borrowings of loans and the issuance of letters of credit thereunder, and (h) the payment of Transaction Expenses.

“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Type”, when used in respect of any Term Loan or Borrowing, shall refer to the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” shall mean:

(a) any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.11); and

(b) any subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Total Net Leverage Ratio and Senior Secured Leverage Ratio (and the financial definitions used therein) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Total Net Leverage Ratio or Senior Secured Leverage Ratio or any financial definition used therein to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Total Net Leverage Ratio or Senior Secured Leverage Ratio or any financial definition used therein for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend the Total Net Leverage Ratio or Senior Secured Leverage Ratio or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Total Net Leverage Ratio or Senior Secured Leverage Ratio or any financial definition used therein shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Total Net Leverage Ratio or Senior Secured Leverage Ratio or such financial definition is amended; provided, further, that, if at any time after the Closing Date, any obligations of the Borrower or any of the Restricted Subsidiaries that would not have constituted Indebtedness as of the Closing Date are recharacterized as Indebtedness in accordance with any relevant changes in GAAP, such recharacterized obligations shall not be considered Indebtedness for all purposes hereunder. All accounting terms not specifically or completely defined herein shall be construed in distribution to the Person or Persons entitled to such payment or distribution in accordance with this Section 2.17.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loan as a result of which the unpaid principal portion of its Term Loans shall be proportionately less than the unpaid principal portion of the Term Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and participations in Term Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Term Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant. The Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any Administration Fee or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in dollars in immediately available funds. Each such payment shall be made to the Administrative Agent at its offices at ~~Lehman Commercial Paper Inc., 745 Seventh Avenue, New York, New York, 10019, Attn: Loan Portfolio Group CDW Portfolio Manager, Tel: (212) 526 1819~~,Morgan Stanley, 1 Pierrepont Plaza, 7th Floor, Brooklyn, NY 11201, Attention: Cindy Kwok, Fax no: (~~646) 834 4997~~,718) 233-0928. Email: ~~ritam.bhalla@lehman~~cindy.kwok@morganstanley.com. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

SECTION 2.20. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.20) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(y) repay all Obligations (other than contingent obligations) owing to such Lender as of such termination date.

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.

SECTION 2.22. Incremental Term Loans.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request the establishment of one or more new term loan commitments (the “Incremental Term Loans”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist; provided further that the proceeds of such Incremental Term Loans shall be used solely to pay cash consideration for acquisitions permitted under this Agreement. Each Incremental Term Loan shall be in an aggregate principal amount that is not less than $50,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans shall not exceed the leas~~ser~~t of (x) $~~500,000,000 and~~300,000,000, (y) the maximum amount at the time of such proposed Incremental Term Loan that could be incurred such that before and after giving pro forma effect to such Incremental Term Loan and after giving effect to ~~any~~the applicable acquisition permitted under this Agreement and consummated in connection with the application of such proceeds, the Senior Secured Leverage Ratio is equal to or less than the Senior Secured Leverage Ratio as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent and (z) the maximum amount at the time of such proposed Incremental Term Loans that could be incurred such that before and after giving pro forma effect to such Incremental Term Loans and the applicable acquisition permitted under this Agreement and consummated in connection with the application of such proceeds, the Senior Secured Leverage Ratio does not exceed 5.00:1.00 as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent. ~~Each~~The Incremental Term Loans (~~1~~i) shall rank pari passu in right of payment and of security with the then- existing Term Loans, (~~2~~ii) shall not mature earlier than the Term Loan Maturity Date, (~~3~~iii) shall not have a ~~Weighted Average Life to Maturity not shorter than the remaining~~ Weighted Average Life to Maturity ~~of~~ than the then ~~existing Term Loans (without giving effect to annual amortization on any Incremental Term Loan Facility not in excess of 1% of the principal amount thereof) and (4) shall be treated in the same manner as the Term Loans for purposes of Section 2.13(c)~~ existing Term Loans. (iv) the amortization schedule and Applicable Percentages for the Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that the all-in yield applicable to any Incremental Term Loans with respect to which any Sponsor is making more than such Sponsor’s Participation Portion of such Incremental Term Loans shall not exceed 12% per annum; provided, further, that (x) such all-in yield shall be calculated based on the Adjusted LIBO Rate, including giving effect to any LIBO Rate floor, as of the date such Incremental Term Loans are made to the Borrower, (y) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Incremental Term Loans in the primary syndication thereof shall be included in the calculation of such all-in yield (with OID being equated to interest based on a four-year to life maturity) and (z) customary arrangement or commitment fees payable to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded from the calculation of such all-in yield, and (v) may otherwise have terms and conditions different from those of the then existing Term Loans; provided that any differences set forth in this clause (v) shall be reasonably satisfactory to the Administrative Agent. Each notice from the Borrower pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loan. Incremental Term Loans may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”)~~;~~ (and each existing Lender will have the right, but not the obligation, to make a portion of any Incremental Term Loan up to an amount equal to its pro rata share of the then existing Term Loans (a “Participation Portion”). on terms permitted in this Section 2.22; provided that to the extent that any existing Lender does not offer to lend its full Participation Portion (any such remaining Incremental Term Loans, “Remaining Incremental Term Loans”), any existing Lender that does offer to lend its full Participation Portion (a “Participating Lender”) will have the right, but not the obligation, to make all or any portion of the entire Remaining Incremental Term Loans, and if the Participating Lenders, in the aggregate have elected, pursuant to this proviso, to make Incremental Term Loans in excess of the Remaining Incremental Term Loans, then the Remaining Incremental Term Loans shall be allocated among such Lenders pro rata based on the amount of Remaining Incremental Term Loans such Lender was willing to make; provided, further, that any existing Lender may assign its right to make Incremental Term Loans to an Affiliate of such existing Lender); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender's or Additional Lender’s making such Incremental Term Loans, if such consent would be required under Section 9.04(b) for an assignment of Term Loans to such Lender or Additional Lender.

(b) Commitments in respect of Incremental Term Loans shall become Term Loan Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Term Loan Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Borrowing” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment). ~~The-Borrower may use the proceeds of Incremental Term Loans for any purpose not prohibited by this Agreement.~~ No Lender shall be obligated to provide any Incremental Term Loan unless it so agrees in its sole discretion.

(c) The Term Loans and Term Loan Commitments established pursuant to this paragraph shall constitute Term Loans and Term Loan Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Term Loans or any such new Term Loan Commitments.

SECTION 3.18. Labor Matters. Except as set forth in Schedule 3.18 and except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing, and (b) the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

SECTION 3.19. Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 3.20. Intellectual Property. Except as set forth in Schedule 3.20, the Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free and clear of Liens other than Permitted Liens, from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights or the imposition of such restrictions or Liens could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 3.22. Other Closing Date Representations. On the Closing Date, each of the Other Closing Date Representations is true.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Term Loans hereunder are subject to the satisfaction (or waiver by the Arranger~~s~~ on or prior to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:

SECTION 4.01. All Term Loans. On the date of the making of each Term Loan, including the making of an Incremental Term Loan (it being understood that the conversion into a Eurodollar Term Loan or an ABR Term Loan or continuation of a Eurodollar Term Loan does not constitute the making of a Term Loan):

(a) The Administrative Agent shall have received a notice of such Term Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of the making of such Term Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that solely for purposes of representations and warranties made on the Closing Date, such representations and warranties shall be limited in all respects to the representations and warranties in Sections 3.01(d), 3.02(a), 3.03, 3.10, 3.11 and 3.21 and the Other Closing Date Representations.

(c) At the time of and immediately after the making of such Term Loan (other than on the Closing Date), no Default or Event of Default shall have occurred and be continuing.

constitute a condition precedent to the initial borrowings hereunder if the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests on terms and conditions as set forth in Section 5.13.

(h) The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.

(i) From December 31, 2006, no event, change or effect shall have occurred which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(j) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.

(k) The Administrative Agent shall have received a certified copy of the Merger Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto). The Merger shall be consummated substantially concurrently with the initial funding of Term Loans on the Closing Date in accordance with and on the terms described in the Merger Agreement, and no material provision of the Merger Agreement shall have been amended or waived in any respect materially adverse to the interests of the Lenders without the prior written consent of the Arranger~~s~~, not to be unreasonably withheld or delayed.

(l) Substantially simultaneously with the initial funding of Term Loans on the Closing Date (i) the Equity Investment shall have been made, (ii) Merger Sub shall have received gross cash proceeds of (x) not less than $1,190,000,000 from the borrowing of Senior Bridge Loans and (y) not less than $750,000,000 from the borrowing of Senior Subordinated Bridge Loans and (iii) the Revolving Credit Agreement shall have been executed and delivered by the parties thereto.

(m) All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the initial funding of the Term Loans on the Closing Date shall be) paid in full, all commitments (if any) respect thereof terminated and all guarantees (if any) thereof discharged and released. After giving effect to the Transactions, substantially all of the Indebtedness of the Borrower and its subsidiaries shall have been repaid other than (i) Indebtedness under the Loan Documents, (i) Indebtedness under the Revolving Credit Documents, (iii) the Specified Senior Indebtedness, (iv) the Specified Senior Subordinated Indebtedness and (v) other Indebtedness permitted by Section 6.01(b)(iii).

(n) The Lenders shall have received from the Loan Parties, to the extent requested at least ten days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(o) The Lenders shall have received (i) the unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries (the “Pro Forma Balance Sheet”), certified by the Borrower as having been prepared giving effect (as if such events had occurred on such date) to (A) the Transactions, including the Term Loans, Senior Bridge Loans and Senior Subordinated Bridge Loans, to be made on the Closing Date and the use of the proceeds thereof and (B) the payment of Transaction Expenses; and (ii) the financial statements of the Company and its Subsidiaries referred to in Section 3.05. The Pro Forma Balance Sheet shall have been prepared based upon the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the end of the fiscal

(h) Notwithstanding anything to the contrary in this Section 5.09 or in any other Loan Document, as soon as reasonably practicable and, in any event, on or before January 31. 2010, cause each Loan Party, with respect to each deposit account (other than an Excluded Deposit Account (as defined in the Guarantee and Collateral Agreement)) (as defined in Article 9 of the New York Uniform Commercial Code) maintained by such Loan Party or opened by such Loan Party prior to such date, to enter into a deposit account control agreement reasonably satisfactory to the Collateral Agent among such Loan Party, the bank (as defined in Article 9 of the New York Uniform Commercial Code) with which such deposit account is maintained, and the Collateral Agent, pursuant to which the Collateral Agent shall have a perfected, first priority (subject, as to priority, only to Permitted Liens) security interest in such deposit account (and all funds deposited therein or credited thereto), in each case perfected by control (as defined in Article 9 of the New York Uniform Commercial Code). No Loan Party shall open a deposit account (other than an Excluded Deposit Account) after October 15, 2009 unless, prior to the date on which such account is opened, such Loan Party, the bank with which such account is to be maintained and the Collateral Agent enter into a deposit account control agreement reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have a perfected, first priority (subject, as to priority, only to Permitted Liens) security interest in such deposit account (and all funds deposited therein or credited thereto), in each case perfected by control. No Loan Party has granted or shall grant control of any deposit account (including any deposit account of the type referenced in the preceding sentence) to any Person other than the Collateral Agent to secure the Secured Obligations and the Administrative Agent (as defined in the Revolving Credit Agreement) to secure the Secured Obligations (as defined in the Revolving Credit Agreement). The Collateral Agent shall not give any instructions directing the disposition of funds from time to time deposited in or credited to any deposit account, or withhold any withdrawal rights from the Loan Party in whose name the deposit account is maintained, unless an Event of Default has occurred and is continuing, or after giving effect to any withdrawal, would occur and subject to the Term Loan Intercreditor Agreement (as defined in the Revolving Credit Agreement).

~~Notwithstanding anything to the contrary in this Section 5.09~~Notwithstanding anything to the contrary in this Section 5.09 (other than Section 5.09(h)) or any other Security Document, but subject in all respects to Section 5.09(h), (1) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 5.10. Mortgaged Properties.

The Collateral Agent shall have received not later than 60 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion):

(i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a have occurred and be continuing and the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than the ratio set forth in Section 6.01(a), on a pro forma basis taking into account such designation.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Credit Ratings.

Within 10 Business Days after being directed by the Arranger~~s~~, unless otherwise extended by the Administrative Agent in its reasonable discretion, the Borrower shall cause to be obtained and thereafter shall maintain at all times (a) a rating of the Term Loans from S&P and Moody’s and (b) a corporate credit rating from S&P and Moody’s.

Post-Closing Collateral Arrangements.

The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.13, in each case within the time limits specified on such schedule.

Syndication Assistance.

In consultation with the Sponsor and subject to the Sponsor’s consent (such consent not to be unreasonably withheld or delayed), the Borrower shall use its commercially reasonable efforts to assist the Arranger~~s~~ in completing syndications reasonably satisfactory to the Arranger~~s~~. Such assistance shall include the Borrower using commercially reasonable efforts to (i) ensure that the syndication efforts benefit from the Borrower’s existing banking relationships, (ii) cause direct contact between the Borrower’s senior management, on the one hand, and the proposed Lenders, on the other hand, at mutually agreed upon times and with a frequency which is commercially reasonable, (iii) assist in the preparation and updating of customary Confidential Information Memoranda for the Term Loan Facility and other customary marketing materials to be used in connection with the syndication; provided that the frequency of such updating shall be commercially reasonable and no more frequent than once per quarter and (iv) host, with the Arranger~~s~~, one meeting of prospective Lenders at a time and at a location to be mutually agreed upon (and to the extent necessary, one or more additional meetings of prospective Lenders and/or conference calls with prospective Lenders in lieu of a meeting); provided that the frequency of such meetings shall be commercially reasonable and not disruptive to the managements’ operation of its business and affairs.

Interest, Rate Protection.

The Borrower shall be party to, and maintain at all times throughout the term of this Agreement, Hedging Agreements with terms and conditions and counterparties reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate outstanding principal amount of the Term Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent; provided that (a) as of the effective date of each Hedging Agreement, the term of such Hedging Agreement shall be for at least two years or, if less, the remaining term of this Agreement (or, in each case, such lesser term as consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed) and (b) if the Borrower is required to post cash collateral or otherwise provide a Lien on cash collateral to secure its Hedging Obligations under any such Hedging Agreement after using its commercially reasonable efforts to enter into Hedging Agreements which would not require the posting of cash collateral or a Lien on cash collateral to secure such Hedging Obligation, then the Borrower shall not be required to comply with this Section 5.15 to the extent of any such requirement.

(v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is a lessee; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of Interpretation Number 45 of the Financial Accounting Standards Board (commonly known as FIN 45) as a result of an amendment to an obligation in existence on the Closing Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));

(vii) Indebtedness of (A) the Borrower to any Restricted Subsidiary and (B) any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary, provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;

(x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xi) (A) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to ~~200.0~~100.0%

of the net cash proceeds received by the Borrower and its Restricted Subsidiaries since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Specified Equity Contributions, and other than Equity Interests the proceeds of which are used to fund the Transactions and proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its Subsidiaries) as determined in accordance with paragraphs (c) and (d) of the definition of Restricted Payment Applicable Amount (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to of Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); provided that any amounts incurred in excess of the aggregate amount of such net cash proceeds shall be Subordinated Indebtedness not subject to scheduled amortization and with a final maturity not prior to the date occurring 180 days following the Term Loan Maturity Date; and (B) Indebtedness or Disqualified Stock of the Borrower or a Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed $~~150,000,000~~50,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xi)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xi)(B) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) without reliance on this clause (xi)(B);

(xii) provided that no Default shall have occurred and be continuing or would occur as a consequence thereof, the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (ii), (iii), (iv), (xi)(A), (xiii), (xviii), (xv)and (xx) of this Section 6.01(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (1) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) shall not include:

(1) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;

(2) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(3) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded, replaced or refinanced (including any premium, expenses, costs and fees incurred in connection with such refund, replacement or refinancing);

provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) (solely as it relates to Indebtedness under clause (xiii) and Section 6.01(a)) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;

(xiii) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) incurred to finance an acquisition, (y) of Persons (other than foreign Persons) that are acquired by the Borrower or any Restricted Subsidiary or Persons merged into the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) in accordance with the terms of this Agreement or (z) that is assumed by the Borrower or any Restricted Subsidiary (other than a Foreign Subsidiary) in connection with such acquisition so long as:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not be Secured Indebtedness and shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any payment of principal (other than in a manner consistent with the terms of the Specified Senior Indebtedness Documentation), in each case, prior to the date which is 91 days after the Term Loan Maturity Date; and

(C) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition and either (1) the aggregate principal amount of such Indebtedness constituting Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed $100,000,000 or (2) after giving pro forma effect to such acquisition or merger, the Total Net Leverage Ratio is less than the Total Net Leverage Ratio immediately prior to such acquisition or merger; provided that the aggregate principal amount of Indebtedness. Disqualified Stock or Preferred Stock incurred or assumed with respect to such acquisition pursuant to sub-clause (1) of this clause (C) and Section 6.01(b)(xxvi) shall not exceed 500% of the EBITDA of the Person to be acquired in such acquisition (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to clause (xii) or (xiii) of the definition of EBITDA) for the period of four consecutive fiscal quarters most recently ended prior to the determination date;

(D) after giving pro forma effect to such acquisition or merger either (1) the Total Net Leverage Ratio is less than the Total Net Leverage Ratio test immediately prior to such acquisition or merger or (2) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);

provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations of paragraph (g) below;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xv) the Indebtedness under or secured by the Revolving Credit Documents of the Borrower or any of its Restricted Subsidiaries (including letters of credit and bankers’ acceptances thereunder) (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof);

(xvi) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness or other obligations are permitted under this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Borrower; provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness or other obligations of the Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;

(xvii) Indebtedness under the Existing Inventory Financing Agreements and (B) other inventory financing agreements; provided that the aggregate amount outstanding at any time under this clause (xvii) shall not exceed $300,000,000;

(xviii) Indebtedness, Disqualified Stock, or Preferred Stock of any Foreign Subsidiary or of any foreign Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into a Restricted Subsidiary that is a Foreign Subsidiary in accordance with the terms of this Agreement; provided, that the aggregate amount outstanding of any such Indebtedness, Disqualified Stock, or Preferred Stock shall not at any time exceed ~~$100,000,000~~35,000,000;

(xix) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);

(xx) the incurrence by the Borrower and any Restricted Guarantor of the Specified Senior Subordinated Indebtedness;

(xxi) [Intentionally Reserved;]

(xxii) cash management obligations and Indebtedness in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(xxiii) Indebtedness of the Borrower or any of its subsidiaries in respect of Sale and Lease-Back Transactions;

(xxiv) Indebtedness of the Borrower or any of its subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(xxv) Indebtedness representing deferred compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business; and

(xxvi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $75,000,000 in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxvi); provided that the aggregate principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed with respect to such acquisition pursuant to this Section 6.01(b)(xxvi) and sub-clause (1) of Section 6.01(b)(xiii)(C) shall not exceed 500% of the EBITDA of the Person to be acquired in such acquisition (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to clause (xii) or (xiii) of the definition of EBITDA) for the period of four consecutive fiscal quarters most recently ended prior to the determination date.

(c) For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the Borrower, in its sole discretion, may classify or reclassify such item (other than amounts described in clause (xvii) of clause (b) above, in the case of a reclassification as an incurrence pursuant to Section 6.01(a)) of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and

(ii) at the time of incurrence or permitted reclassification, the Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).

(d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $100,000,000; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).

SECTION 6.02. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 6.03. Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:

(a) Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), (vi)(C) and (ix) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided that (i) no Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) immediately after giving effect to such transaction on a pro forma basis, the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than or equal to the ratio set forth in Section 6.01(a).

(b) Section 6.03(a) will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii) (A) the redemption, prepayment, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or Subordinated Indebtedness or Specified Senior Indebtedness of the Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of

(vii) ~~Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);~~ [Intentionally Reserved];

(viii) in connection with operation of the Krasny Plan, (i) tax withholding payments made in cash to the IRS in connection with in-kind withholding for payments to participants in Equity Interests of any indirect or direct parent of the Borrower and (ii) payments made in cash to the Circle of Service Foundation, Inc. representing the amount of the net tax benefit to the Borrower as a result of the implementation and continuing operation of the Krasny Plan;

(ix) the declaration and payment of dividends on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from any such public Equity Offering;

(x) Restricted Payments that are made with Excluded Contributions (other than Specified Equity Contributions);

(xi) Other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $25,000,000;

(xii) distributions or payments of Receivables Fees made in the ordinary course of business by the applicable Receivables Subsidiary;

(xiii) any Restricted Payment used to fund (A) the Transactions including the payment of up to $53,000,000 within 60 days of the Closing Date to participants in the Krasny Plan, (B) the repurchase, redemption, defeasance or other acquisition or retirement for value of any existing Equity Interests of the Borrower in connection with the Transactions in an amount not to exceed $350,000,000 within 10 business days after the Closing Date and (C) the payment of the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted under Section 6.06;

(xiv) the repurchase, prepayment, redemption or other acquisition or retirement for value of any Senior Notes or Senior Subordinated Notes or other Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);

(xv) the declaration and payment of dividends or the payment of other distributions by the Borrower to, or the making of loans or advances to, any of its direct or indirect parents or the equity interest holders thereof in amounts required for any direct or indirect parent companies or the equity interest holders thereof to pay, in each case without duplication,

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(E) amounts payable to the Sponsor pursuant to the Sponsor Management Agreement as in effect on the Closing Date (including all obligations and expenses incurred by the Sponsor in the performance of its duties under the Sponsor Management Agreement); provided that the aggregate amount of fees payable pursuant to this clause (E) shall not exceed $5,000,000 in any calendar year; and provided, further, that indemnification obligations and expenses payable pursuant to this clause (E) shall constitute reasonable and documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor;

(F) fees and expenses other than to Affiliates of the Borrower incurred pursuant to (1) any equity or debt offering of such parent entity (whether or not successful), (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described in Section 6.04;

(G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent;

(H) amounts to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(I) [reserved];

(J) reasonable and customary fees payable to any directors of any direct or indirect parent of the Borrower and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(K) reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(xvi) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries-~~(other-than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents that were contributed to such Unrestricted Subsidiaries as an Investment pursuant to clause (vii) of this Section 6.03(b))~~;

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;

(xviii) Restricted Payments by (A) a non-Subsidiary Guarantor, (B) a Foreign Subsidiary or (C) any other subsidiary to the Borrower or any Subsidiary Guarantor that;

(xix) payments or distributions in connection with an AHYDO “catch-up” payment with respect to the Specified Senior Indebtedness;

(xx) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors;

(xxi) [Intentionally Reserved];

(xxii) [Intentionally Reserved]; and

(xxiii) any payment of any dividend from the Borrower to Holdings in connection with the payment of social security or other payroll taxes based on the issuance of Equity Interests to employees or other service providers;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii), (iii), (v), (vi), (vii), (ix) (as determined at the time of the declaration of such dividend), (xi), (xv(E)) and (xvi), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Closing Date, all of the subsidiaries of the Borrower will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.11(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an

(c) The foregoing provisions will not apply to the following:

(i) the Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(ii) the Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly to the Sponsor pursuant to and in accordance with the Sponsor Management Agreement (as in effect on the Closing Date); provided that the aggregate amount of fees payable pursuant to this clause (ii) shall not exceed $5,000,000 in any calendar year; and provided, Further, that indemnification obligations and expenses payable pursuant to this clause (ii) shall constitute reasonable and documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor;

(iii) the Transactions and the payment of the Transaction Expenses;

(iv) issuances by the Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;

(v) reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent reasonably attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries);

(vi) expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower and its Restricted Subsidiaries with their officers, employees and consultants in the ordinary course of business, including, without limitation, the payment of stay bonuses and incentive compensation and/or such officer’s, employee’s or consultant’s equity investment in certain Restricted Subsidiaries;

(vii) payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);

(viii) the payment of reasonable and customary indemnities to directors, officers and employees of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;

(ix) transactions pursuant to permitted agreements in existence on the Closing Date and disclosed to the Lenders prior to the Closing Date (other than the Sponsor Management Agreement) and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(x) Restricted Payments permitted under Section 6.03;

(xi) payments by the Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;

(xii) loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Article VI; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions reasonably acceptable to the Administrative Agent;

(xiii) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;

(xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xv) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xvi) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith; and

(xvii) transactions among Foreign Subsidiaries for tax planning and tax efficiency purposes.

Notwithstanding anything to the contrary in this Agreement or otherwise, the Borrower and its Restricted Subsidiaries shall not (i) pay fees directly or indirectly to the Sponsor whether pursuant to the Sponsor Management Agreement or otherwise in an aggregate amount in excess of the amount set forth in clause (c)(ii) above, or (ii) amend, modify or supplement the Sponsor Management Agreement, or enter into a substitute or replacement sponsor management agreement, the effect of which is to increase the fees payable directly or indirectly to the Sponsor thereunder to an aggregate amount in excess of the amount set forth in clause (c)(ii) above.

SECTION 6.07. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;

(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or

clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the reasonable, good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(d) clause (a) and clause (c) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment, sale or transfer thereof, in each case entered into in the ordinary course of business or which exists on the date hereof, and no such clause in this Section 6.07 shall prohibit or restrict such party’s right to execute a subordination, non-disturbance and attornment agreement in a form customary and reasonably acceptable to Borrower or such Restricted Subsidiary.

SECTION 6.08. Business of the Borrower and Its Restricted Subsidiaries. Engage in any line of business material to the Borrower and its subsidiaries taken as a whole other than (a) those lines of business conducted by the Borrower or any Restricted Subsidiary on the Closing Date or (b) any Similar Business.

SECTION 6.09. Modification of Junior Financing Documentation. Directly or indirectly, amend, modify or change (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein), including the Specified Senior Subordinated Indebtedness Documentation or (b) any other term or condition of the Specified Senior Indebtedness Documentation, the Specified Senior Subordinated Indebtedness Documentation or any Junior Financing Documentation, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

SECTION 6.10. Changes in Fiscal Year. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.11. Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters ending on or nearest to the date set forth below to exceed the ratio set forth below opposite such date:

Period	Senior Secured Leverage Ratio
December 31, 2008	7.00 to 1.00

March 31, 2009	7.00 to 1.00
June 30, 2009	6.75 to 1.00
September 30, 2009	6.75 to 1.00
December 31, 2009	7.25 to 1.00

March 31, 2010	7.75 to 1.00
June 30, 2010	7.75 to 1.00
September 30, 2010	7.75 to 1.00
December 31, 2010	8.00 to 1.00

March 31, 2011	7.50 to 1.00
June 30, 2011	7.50 to 1.00

September 30, 2011	7.50 to 1.00
December 31, 2011	7.25 to 1.00

March 31, 2012	7.00 to 1.00
June 30, 2012	7.00 to 1.00
September 30, 2012	6.75 to 1.00
December 31, 2012	6.75 to 1.00

March 31, 2013	6.50 to 1.00
June 30, 2013	6.50 to 1.00
September 30, 2013	6.00 to 1.00
December 31, 2013	5.75 to 1.00
~~5.75 to 1.00~~
March 31, 2014 and each fiscal	~~5.75 to 1.00~~
quarter thereafter	~~5.75 to 1.00~~

~~4.75 to 1.00~~
~~4.75 to 1.00~~
~~4.75 to 1.00~~
~~4.75 to 1.00~~

~~3-75~~5.50 to 1.00

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any certificate required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Term Loan or the Administration Fee or other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or in Article VI;

(e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the Lenders and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Article VII), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice, the resigning Agent may appoint, after consulting with the Lenders and with the consent of the Borrower, a successor agent from among the Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 60 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders, appoint a successor agent as provided for above (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the resigning Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger~~s~~ or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger~~s~~ or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a) to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent or (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Section 2.05 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)	if to the Borrower, to it at:

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, IL 60061

Attention: ~~Barbara A. Klein~~Ann E. Ziegler, Chief Financial Officer

Phone: (847) 968~~-0204~~0610

Facsimile: (847) 968-0304

Christine Leahy, General Counsel

Phone: (847) 968-0203

Facsimile: (847) 968-0303

with a copy to (which shall not constitute notice):

Madison Dearborn Partners, LLC

Three First National Plaza

Suite 3800

Chicago, Illinois 60602

Attention of: George Peinado

(Fax No. (312) 895-1346)

Email address: gpeinado@mdcp.com

and

Kirkland & Ellis LLP

~~200 East Randolph Drive~~300 North LaSalle Street

Chicago, Illinois ~~60601~~60654

Attention of: Maureen Sweeney

(Fax No. (312) ~~660 0359~~862-2200)

Email address: (312) ~~861~~862-2190

if to ~~LCPI as an Agent, to:~~Morgan Stanley as Administrative Agent and Morgan

Stanley &Co. Incorporated as Collateral Agent, to:

~~Lehman Commercial Paper Inc.~~

~~745 Seventh Avenue~~

~~New York, New York 10019~~

~~Attention of: CDW Portfolio Manager~~

~~(Fax No. (646) 834 4997)~~

~~(Telephone No. (212) 526 1819)~~

Morgan Stanley

1 Pierrepont Plaza, 7th Floor

Brooklyn. NY 11201

Attention: Cindy Kwok

Telecopy no: (718) 233-0928

E-Mail Address: cindy.kwok@morganstanley.com

With copies to (which shall not constitute notice):

Ben Lerner

Morgan Stanley

1585 Broadway. Floor 04

New York, NY 10036

Telecopy no: (646) 452-4810

E-Mail Address: ben.lerner@morganstanley.com

Steve King

Morgan Stanley

1585 Broadway, Floor 04

New York, NY 10036

Telecopy no: (212) 507-4687

E-Mail Address: stephen.b.king@morganstanley.com

(b) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein or any other Loan Document, shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making by the Lenders of the Term Loans, regardless of any investigation made by the Agents or the Lenders or on their behalf, and notwithstanding that any Agent or any Lender may have had notice or actual knowledge of any Default at the time of the making of any Term Loans shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the expiration of the Term Loan Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment made to a Lender or an Affiliate or Related Fund subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Term Loans or reducing or terminating the Term Loan Commitments to be replaced, to (i) require the Lenders to assign such Term Loans or Term Loan Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Term Loans and Term Loan Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Term Loans were being optionally prepaid or such Term Loan Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Term Loans or Term Loan Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to those of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents and the Arranger~~s~~ taken as a whole, and, if reasonably necessary, of one local counsel in each material jurisdiction) incurred by the Arranger~~s~~ and the Agents, in connection with the syndication of the Term Loan Facility and the preparation and administration of this Agreement and the other Loan Documents and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in each material jurisdiction) incurred by the Agents or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Term Loans made hereunder.

(b) The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each of the foregoing Persons’ Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates and their successors and assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and one local counsel to the Indemnitees taken as a whole in each material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Term Loan Facility), (x) the use of the proceeds of the Term Loans, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Affiliates and the respective directors, officers, employees and agents of such Indemnitee and such Indemnitee’s Affiliates) (each, a “related party” of such Indemnitee) or material breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby or (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrower after such property is transferred to any Indemnitee, any of its related parties or any of their respective successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) and (y) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.20.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Arranger~~s~~, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arranger~~s~~, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Arranger~~s~~, the Agents or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of outstanding Term Loans and unused Term Loan Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, fraud or gross negligence of such party of any of its Affiliates or the respective directors, officers, employees and agents of such party and such party’s Affiliates and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Term Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the expiration of the Term Loan Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.

SECTION 9.06. Right of Setoff; Payments Set Aside.

(a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees, the Arranger~~s~~, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars, into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of dollars for delivery two Business Days thereafter. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase dollars with the Judgment Currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent in dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Arranger~~s~~ and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (other than Excluded Parties (as defined below)) trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent, the Collateral Agent, such Arranger or such Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the

Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16; provided that, no such disclosure shall be made by the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (the “Excluded Parties”). For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or its business, other than any such information that is publicly available to the Administrative Agent, the Collateral Agent, any Arranger or any Lender, other than by reason of disclosure by Administrative Agent, the Collateral Agent, any Arranger or any Lender in breach of this Section 9.16.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arranger~~s~~ are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Arranger~~s~~ on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arranger~~s~~ and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Arranger~~s~~ with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Release of Collateral. The Lenders irrevocably authorize the Agents (and the Agents agree):

(a) to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (f), (h) and (t) of the definition of Permitted Liens; and

(c) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a